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                                                                     EXHIBIT 5.1


     [Letterhead of Day, Edwards, Federman, Propester & Christensen, P.C.]


                               February 18, 1999


CD Warehouse, Inc.
1204 Sovereign Row
Oklahoma City, Oklahoma 73108

    Re:  CD Warehouse, Inc.
         Registration Statement on Form S-3 pursuant to Rule 462(b) covering the registration of an aggregate 316,430 shares
         File No. 333-__________

Gentlemen:

     We have acted as counsel to CD Warehouse, Inc. (the "Company") and certain selling stockholders (the "Selling Stockholders") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and pursuant to Rule 462(b) thereof, of an aggregate of 316,430 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be sold by the Selling Stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form S-3, File No. 333-_______ (the "Registration Statement").

     In connection therewith, we have examined copies of the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, the corporate proceedings with respect to the offering of shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the Selling Stockholders by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.
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CD WAREHOUSE, INC.
PAGE 2

     We are members of the Bar of the State of Oklahoma and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oklahoma and the federal laws of the United States of America. This opinion is for the benefit of the Company and this opinion may not be relied upon in any manner whatsoever by any other person or entity.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

               Very truly yours,

               /s/ Day, Edwards, Federman, Propester & Christensen, P.C.
               ---------------------------------------------------------
                   DAY, EDWARDS, FEDERMAN, PROPESTER & CHRISTENSEN, P.C.